Exhibit 5.1
Jones & Keller, P.C.
1999 Broadway, Suite 3150
Denver, Colorado 80202

November 24, 2010

GeoResources, Inc.
110 Cypress Station Drive, Suite 220
Houston, Texas 77090

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This Opinion Letter is furnished to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by GeoResources, Inc., a Colorado corporation (the “Company”) of an indeterminate number of (i) shares of Common Stock (the “Common Stock”), (ii) shares of Preferred Stock (the “Preferred Stock”), which may be issued as such or in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts issued against deposit of shares of Preferred Stock pursuant to a deposit agreement to be entered into between the Company and a bank or trust company selected by the Company (the “Depositary”), (iii) senior and subordinated debt securities (the “Debt Securities”) and (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities and Depositary Shares (the “Warrants”), having a maximum aggregate public offering price of $250,000,000. The Registration Statement provides that the Common Stock, Preferred Stock, Depositary Shares, Debt Securities and Warrants may be sold from time to time in one or more offerings up to a total public offering price of $250,000,000 on terms to be set forth in one or more prospectus supplements (each, a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

Our opinions set forth herein are based upon and subject to the qualifications, limitations and exceptions set forth in this Opinion Letter.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal Laws of the United States, (ii) the Laws of the State of Colorado, and (iii) the Laws of the State of New York.

This Opinion Letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We assume herein no obligation, and hereby disclaim any obligation, to make any inquiry after the date hereof or to advise you of any future changes in the foregoing or of any fact or circumstance that may hereafter come to our attention.

For purposes of the opinions expressed in paragraphs (1) through (5) below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of the Common Stock offered pursuant to the Registration Statement, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Articles of Incorporation, as amended and then in effect.

For purposes of the opinions expressed in paragraphs (1) through (5) below, without limiting any other exceptions or qualifications set forth herein, we have also assumed that after the issuance of the Preferred Stock offered pursuant to the Registration Statement, the total number of issued shares of Preferred Stock, together with the total number of shares of Preferred Stock reserved for issuance upon the exercise, exchange or conversion of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Preferred Stock under the Company’s Articles of Incorporation, as amended and then in effect, and that the Company will not create a series of Preferred Stock that is assessable.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.
when (i) specifically authorized for issuance by the Board of Directors of the Company or a duly authorized committee thereof (the “Common Stock Authorizing Resolution”) and (ii) shares of Common Stock have been issued as contemplated in the Common Stock Authorizing Resolution against receipt by the Company of the consideration therefor provided in the Common Stock Authorizing Resolution, such shares of Common Stock will be validly issued, fully paid and non-assessable;

2.
when (i) specifically authorized for issuance by the Board of Directors of the Company or a duly authorized committee thereof (the “Preferred Stock Authorizing Resolution”) and (ii) shares of Preferred Stock have been issued as contemplated in the Preferred Stock Authorizing Resolution against receipt by the Company of the consideration therefor provided for in the Preferred Stock Authorizing Resolution, then (A) the Preferred Stock will be validly issued, fully paid and non-assessable and (B) if the Preferred Stock is convertible into Common Stock, the Common Stock, if and when duly issued upon the conversion of such Preferred Stock, will be validly issued, fully paid and non-assessable;

3.
when (i) specifically authorized for issuance by the Board of Directors of the Company or a duly authorized committee thereof (the “Depositary Share Authorizing Resolution”), (ii) the terms of the depositary agreement under which the Depositary Shares are to be issued have been duly established and such deposit agreement has been duly authorized, executed and delivered by the Company and the Depositary, (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the deposit agreement, (iv) the shares of Preferred Stock represented by the Depositary Shares have been duly authorized, validly issued and delivered to the Depositary, (v) the depositary receipts evidencing the Depositary Shares have been duly executed, countersigned and issued against deposit of such shares of Preferred Stock in accordance with the deposit agreement, (vi) the Depositary Shares have been issued as contemplated in the Depositary Share Authorizing Resolution against receipt by the Company of the consideration therefor provided for in the Depositary Share Authorizing Resolution and (vii) if all of the foregoing actions are taken so as not to violate any applicable law or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, then (A) the Depositary Shares will be validly issued and the depositary receipts representing such Depositary Shares will entitle the holders thereof to the rights specified in the Depositary Shares and the deposit agreement and (B) if the Depositary Shares are convertible into Preferred Stock, the Preferred Stock, if and when duly issued upon conversion of such Depositary Shares, will be validly issued, fully paid and non-assessable;

4.
when (i) specifically authorized for issuance by the Board of Directors of the Company or a duly authorized committee thereof (the “Debt Securities Authorizing Resolution”), (ii) the applicable indenture relating either to senior Debt Securities or subordinated Debt Securities has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (iii) the trustee under the applicable indenture has been duly qualified under the Trust Indenture Act, (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any law or result in any default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) any shares of Common Stock issuable upon conversion of the Debt Securities, if applicable, have been duly and validly authorized for issuance, (vi) the Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and (vii) the Debt Securities have been issued as contemplated in the Debt Securities Authorizing Resolution against receipt by the Company of the consideration therefor provided in the Debt Securities Authorizing Resolution, then (A) the Debt Securities will constitute valid and legally binding obligations of the Company and (B) if the Debt Securities are convertible into Common Stock, the Common Stock, if and when issued upon conversion of the Debt Securities will be validly issued, fully paid and non-assessable; and

5.
when (i) the terms of the Warrants and the applicable warrant agreement are established or authorized and the Warrants are specifically authorized for issuance by the Board of Directors of the Company or a duly authorized committee thereof (the “Warrants Authorizing Resolution”), (ii) the Warrants are duly executed by the Company and all conditions for delivery of the Warrants established in the Warrants Authorizing Resolution have been met and (iii) the Warrants are delivered by the Company against receipt by the Company of the consideration therefor provided for in the Warrants Authorizing Resolution, then such Warrants will be binding obligations of the Company.

The opinions expressed in this Opinion Letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

We hereby consent to the inclusion of this Opinion Letter as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Jones & Keller, P.C.

JONES & KELLER, P.C.